UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 27, 2007

NS8 Corporation
(Exact name of registrant as specified in its charter)

333-75956
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	13-4142621 (IRS Employer Identification No.)

200-11400 W. Olympic Boulevard, Los Angeles, CA 90064
(Address of principal executive offices, with zip code)

(310) 914-0175
(Registrant’s telephone number, including area code)

Copies to:
Greg Sichenzia, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 1000618
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 27, 2007, NS8 Corporation (the "Company") consummated a Securities Purchase Agreement (the "Purchase Agreement") dated April 27, 2007 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 14% secured convertible debentures in the aggregate principal amount of $3,300,000 (the "Debentures") of which $1,650,000 was advanced immediately (portions of that amount had been advanced during the previous few weeks). Additional installment will be made as follows:

•
Four Hundred Thousand Dollars ($400,000), conditioned on (1) certification in writing, in a form satisfactory to Cornell, that the Company has achieved at least $30,000 in revenue for the time period April 18, 2007, to May 30, 2007 (the “First Quarter Revenue Certification”); and (2) certification in writing, in a form satisfactory to Cornell, that the Company has increased its authorized number of issuable Common Stock to at least Five Billion (5,000,000,000) Shares (the “Increased Share Certification”). The Closing Date for the Third Closing shall be within five (5) business days of the date of receipt by Cornell of the later of (i) the final required First Quarter Revenue Certification; or (ii) the Increased Share Certification.

•
Four Hundred Thousand Dollars ($400,000), upon certification, in writing, in a form satisfactory to Cornell, that the Company has achieved at least $159,240 in revenue for the time period June 1, 2007, to July 31, 2007 (the “Second Quarter Revenue Certification”). Closing Date for the Fourth Closing shall be within five (5) business days of the date of receipt by Cornell of the final required Second Quarter Revenue Certification.

•
Four Hundred Thousand Dollars ($400,000), conditioned on certification in writing, in a form satisfactory to Cornell, that the Company has achieved at least $190,543 in revenue for the time period August 1, 2007, to September 30, 2007 (the “Third Quarter Revenue Certification”).. Closing Date for the Fifth Closing shall be within five (5) business days of the date of receipt by Cornell of the final required Third Quarter Revenue Certification.

•
Three Hundred Thousand Dollars ($300,000), conditioned on certification in writing, in a form satisfactory to Cornell, that the Company has achieved at least $404,771 in revenue for the time period October 1, 2007, to November 30, 2007 (the “Fourth Quarter Revenue Certification”).. Closing Date for the Fifth Closing shall be within five (5) business days of the date of receipt by Cornell of the final required Fourth Quarter Revenue Certification.

The Debentures mature on the third anniversary of the date of issuance (the "Maturity Date"). The holder of the Debentures may convert at any time amounts outstanding under the Debentures into shares of common stock of the Company (the "Common Stock") at a fixed conversion price per share equal to $0.02 (the "Conversion Price"). Cornell has agreed not to short any of the shares of Common Stock. The Company's obligations under the Purchase Agreement are secured by substantially all of the Company's, and its wholly owned subsidiaries' assets.

In connection with the financing transaction, and as previously reported, the Company issued to Cornell five-year warrants to purchase 250,000,000 shares of common stock at $0.02 (the “Warrants”).

All of the shares issuable upon conversion of the Debentures and exercise the Warrants are subject to demand registration rights at the discretion of Cornell. Upon such demand, the Company must file an initial registration statement to register the resale of the shares within 30 days and use its best efforts to have such registration statement declared effective within 120 days of the Closing Date.

In the event registration statements are not timely filed or declared effective, then the Company must pay Cornell a cash amount within 3 business days of the end of each month equal to 2% per month of the outstanding principal balance of the Debentures as liquidated damages. Liquidated Damages are capped after 24 months.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

10.1	Form of Convertible Debenture dated April 27, 2007*
10.2	Form of Warrant**
10.3	Securities Purchase Agreement dated April 27, 2007 between the Company and Cornell*
10.4	Registration Rights Agreement dated April 27, 2007 between the Company and Cornell*
10.5	Amended and Restated Security Agreement dated April 27, 2007 by and between the Company and Cornell*

*     To be filed by amendment.
**     Incorporated by reference to the Company’s Current Report on Form 8-K filed April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8 CORPORATION

Date: May 2, 2007	By:	/s/ Anthony Alda
Anthony Alda
Chairman, President and Chief Executive Officer